STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of March 8, 1993, is made by and between IOMED, Inc., a Utah corporation (the "Company") and The CIT Group/Venture Capital, Inc., a New Jersey corporation ("CIT").

                  A. The Company desires to issue and sell to CIT, and CIT desires to purchase from the Company, shares of the Company's common stock, $.001 par value (the "Common Stock"), and rights to acquire additional shares of the Common Stock, on the terms and subject to the conditions set forth in this Agreement

                  Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

            PURCHASE AND SALE OF COMMON STOCK AND COMMON STOCK RIGHTS

                  1.1 Common Stock. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below) the Company agrees to sell to CIT, and CIT agrees to purchase from the Company, the number of shares of Common Stock set forth below CIT's name on the signature page of this Agreement. At the Closing, title to such shares of Common Stock shall pass to CIT, who, as record and beneficial owner, shall thereafter be entitled to all rights with respect to its ownership of such shares.

                  1.2      Common Stock Rights.

                           (a)  Each  share of  Common  Stock  purchased  by CIT
hereunder shall be accompanied by a contingent right (a "Common Stock Right") to receive from the Company on March 8. 1994, automatically, without any further action being required on the part of CIT and without the payment of any consideration in addition to the Purchase Price (as defined below), the Applicable Number (as defined below) of newly issued shares of Common Stock, in the event, but only in the event, that the closing of an initial public offering of the Company's Common Stock that meets the conditions set forth in Section 1.2(b) below has not occurred prior to such date.

                           (b)  Each  Common  Stock  Right  shall  automatically
terminate and cease to be of any further force and effect, without any liability on the part of the company or any of its officers or directors, upon the closing of the initial public offering of the Company's Common Stock in which the Company receives proceeds (net of any underwriting discounts and commissions but prior to the deduction of any other offering expenses) in excess of $5,000,000 and in which the public offering price is not less than $2.00 per share (as adjusted to reflect stock splits, combinations or the like).

                           (c) As used herein,  "Applicable Number" shall be the
number of shares equal to the product of one Dollar ($1.00) divided by the "Conversion Price." The "Conversion Price" shall initially be One Dollar ($1.00); provided, however, that in the event that, on or before March 8, 1994, the Company shall issue shares of its Common Stock, options or warrants thereon, or securities convertible into or exchangeable for its Common Stock, in a transaction the primary purpose of which is to raise capital for a price per share (the "Subsequent Issue Price") less than the Conversion Price in effect immediately prior to such issuance, the Conversion Price shall be adjusted by multiplying such conversion Price by a fraction (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of shares so issued would purchase at such Conversion Price, and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such shares of Common Stock so issued or sold.

                           (d) For  purposes  of  determining  a new  Conversion
Price pursuant to Section 1.2(c) above, shares of Common Stock issuable upon the exercise or conversion of outstanding securities of the Company which are, by their terms, exercisable or convertible into Common Stock shall be taken into account but only to the extent that (i) such securities have been exercised, converted or exchanged or (ii) the consideration to be paid upon such exercise or conversion per share of underlying Common Stock is less than (including zero) or equal to the Conversion Price.

                           (e) No  fractional  shares  shall  be  issuable  upon
maturity of the Common Stock Rights held by CIT. In lieu thereof, the Company shall round up to the nearest whole number of shares the aggregate number of shares issuable upon maturity of the Common Stock Rights held by CIT.

                           (f) The  number of shares  of Common  Stock  issuable
upon maturity of the Common Stock Rights shall be equitably adjusted to account for any stock splits, combinations or the like.

                  1.3 No Rights as Shareholder. The Common Stock Rights shall not entitle CIT to any rights as a shareholder of the Company until such time, if ever, that shares of Common Stock are issued to CIT pursuant to the maturity of such Common Stock Rights.

                  1.4 Purchase Price. The purchase price for the Common Stock and the accompanying Common Stock Rights being purchased hereunder shall be Two Dollars ($2.00) per unit (the "Purchase Price"), each unit consisting of one share of Common Stock and one Common Stock Right.

                  1.5 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Company on March 8, 1993, or on such later date as may be mutually agreed upon by the parties. At the Closing, the Company shall deliver to CIT one or more certificates evidencing the shares of Common Stock being purchased by it hereunder against receipt from CIT of a check, made payable to the Company, in an amount equal to the Purchase Price multiplied by the number of shares of Common Stock and accompanying Common Stock Rights being purchased by it. In addition, at the Closing (i) the Company shall deliver to CIT completed, executed copies of SBA Form 480 and SBA Form 652; and (ii) CIT shall have received an executed copy of a Redemption Rights Agreement in substantially the form attached hereto as Exhibit A.

                                   ARTICLE II

            REPRESENTATIONS,_WARRANTIES AND COVENANTS OF THE COMPANY

                  The Company hereby represents, warrants and covenants to CIT as follows:

                  2.1 Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business or financial condition of the Company.

                  2.2 Authorization, etc. The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights and by general equitable principles.

                  2.3 Valid Issuance. The shares of Common Stock being purchased by CIT hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, and the shares of Common Stock, if any, that are issued upon the maturity of the Common Stock Rights, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of CIT in this Agreement, will be issued in compliance with applicable state and federal securities laws.

                  2.4 No Violation. Neither the execution and delivery of this Agreement by the Company nor its performance and consummation of the transactions contemplated hereby (including the issuance of the Common Stock underlying the Common Stock Rights) will violate (a) any provision of the Articles of Incorporation or the Bylaws of the Company, (b) any statute or law or any judgment, decree, order, regulation or rule of any court or governmental agency that is applicable to the Company, or (c) any material agreement to which the Company is a party.

                  2.5 Capitalization. As of the date hereof, the authorized capital stock of the Company consists solely of (i) 15,000,000 shares of Common Stock, $.001 par value per share, and (ii) 4,215,618 shares of preferred stock,' $.001 par value per share (the "Preferred stock"). Immediately following the Closing, after giving effect to the transactions contemplated hereby (other than the issuance of shares of Common Stock upon the maturity of the Common Stock Rights), the issued and outstanding capital stock of the Company will consist solely of 8,157,096 shares of Common Stock and 3,407,057 shares of Preferred Stock. As of January 29, 1993, options to purchase 1,322,576 shares of Common Stock, and a warrant to purchase 10,000 shares of Common Stock, were outstanding. Except for (i) the options and warrants set forth above and (ii) the Common Stock Rights issued hereunder and pursuant to the Stock Purchase
Agreement, dated as of February 19, 1993, by and between the Company and the Investors named therein (the "Prior Agreement"), the Company does not have outstanding any rights (either preemptive or other) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance by the Company of, any capital stock or securities convertible into or exchangeable for its capital stock. Except for the Shareholder Agreement, dated as of August 4, 1987, by and between the Company, Stephen C. Jacobsen, Stephen
H. Ober and the Investors named therein, a copy of which has previously been provided to CIT, the Company is not a party to, or aware of, any stockholders' agreement, voting trust, proxy or similar arrangement relating to the Company or its capital stock.

                  2.6      Reports and Financial Statements.

                           (a) CIT  heretofore  has been furnished with complete
and correct copies of (i) the unaudited balance sheet of the Company as of December 31, 1992 and the related income statements and statements of cash flows for the six months then ended, and (ii) the audited balance sheets of the Company as of June 30, 1992 and 1991 and the related income statements and statements of cash flows for the fiscal years then ended.

                           (b) Each of the financial  statements  referred to in
(a) above was prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, except that the financial statements referred to in (a)(i) above are subject to year end audit adjustments and do not include footnotes which might be required by such accounting principles. Each of the balance sheets included in such financial statements fairly presents the financial condition of the Company as of the close of business on the date thereof, and each of the statements of income included in such financial statements fairly presents the results of operations of the Company for the fiscal period then ended.

                  2.7 Material Adverse Change. There has been no material adverse change in the business, properties or financial condition of the Company since December 31, 1992.

                  2.8 Other Documents. CIT heretofore has been furnished with complete and correct copies of (i) the Articles of Incorporation and the Bylaws of the Company, (ii) the Prior Agreement, and (iii) the Preferred Stock Purchase Agreement, dated as of August 4, 1987, by and between the Company and the Investors named therein.

                  2.9 Environmental Protection. The Company has obtained all material permits, licenses and other authorizations that are required under applicable federal, state and local laws including, without limitation, regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder relating to pollution control or hazardous substances (the "Environmental Laws"), including, without limitation, emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes. The Company is in material compliance with all terms and conditions of such permits, licenses and authorizations, and is in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws. There is no pending or, to the best knowledge of the Company, threatened, civil or criminal litigation, notice of violation or lien, or administrative proceeding relating to Environmental Laws involving the Company. The Company has not, to the best of its knowledge, transported hazardous substances or arranged for the transportation of hazardous substances to any location which is the subject of federal, state, provincial or local enforcement actions or other investigations which could reasonably be expected to lead to materially adverse claims against the Company for clean-up costs, remedial work, damages to natural resources or personal injury.

                  2.10 Small Business Concern. The information provided by the Company on SBA Forms 480 and 652 delivered in connection herewith is true and correct as of the date of such forms.

                  2.11 Use of Proceeds. The proceeds from the sale of the Common Stock issued hereby will be used solely for general corporate purposes in connection with its primary business activity. No portion of the proceeds will be used (i) to provide capital to a corporation licensed under the Small Business Investment Act of 1958, as amended, or (ii) outside the United States (except (x) to acquire abroad materials and industrial property rights for a domestic operation or (y) for transfer to a controlled foreign subsidiary, so long as at least 51% of the assets and activities of the Company will remain within the United States). The Company's primary business activity does not involve, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing or equipment with no provision for maintenance or repair, and the Company is not classified under Major Group 65 (Real Estate) of the SIC Manual.

                  2.12 SBIC Compliance Information. Upon request, the Company promptly (and in any event within 20 days of such request) will furnish to CIT all information necessary in order to enable CIT to prepare and file SBA Form 684 and any other information requested or required by any governmental authority asserting jurisdiction over CIT. The Company will at all times comply with the nondiscrimination requirements of 13 C.F.R. Parts 112 and 113.

                  2.13 Conversion. Pursuant to a Conversion Agreement, dated as of February 18, 1993, by and between the Company and the Investors named therein, the promissory notes previously issued by the Company to such Investors, in the aggregate principal amount of $750,000, have been converted into shares of Common Stock.

                  2.14 Disclosure. No representation or warranty by the Company contained in this Agreement, nor, to the best of the Company's knowledge, any other written statement or certificate furnished to CIT pursuant hereto (when read together and as supplemented in the second proviso below) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made; provided, however, it is understood that any projections or other forward-looking information contained therein represent the Company's good faith estimate under the circumstances based on assumptions which the Company believes are reasonable, and the Company does not represent or warrant that such projections or future events will occur; and provided further, that CIT acknowledges the disclosures made by IOMED with respect to (i) the status of the onychomychosis project and (ii) the patent issues with ALZA Corporation, and agrees that such disclosures shall constitute supplements to the other written statements and certificates furnished to CIT pursuant hereto.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF CIT

                  CIT hereby represents and warrants to the Company as follows:

                  3.1 It is experienced in evaluating and investing in emerging companies such as the Company.

                  3.2 It is acquiring the Common Stock and the accompanying Common Stock Rights being issued pursuant to this Agreement (collectively, the "Securities"), for its own account and not with a view to, or for resale in connection with, any distribution. It understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

                  3.3 It acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Act and the limitations on resales of securities imposed thereby.

                  3.4 It understands that no public market now exists for any of the securities issued by the Company and that there can be no assurances that-a public market will ever exist for the Securities.

                  3.5 It has had an opportunity to discuss the Company's business, management and financial affairs with its management and an opportunity to review the Company's facilities. It understands that such discussions were intended to describe the aspects of the Company's business and prospects which the Company believes to be material but were not necessarily a thorough or exhaustive description.

                  3.6 It is a sophisticated investor with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of a prospective investment in the Securities and who is capable of bearing the economic risks of such investment.

                  3.7 It, both by itself and through its agents, has been solely responsible for its "due diligence" investigation of the Company and its management and business, for the analysis of the merits and risks of this investment and of the fairness and desirability of the terms of the investment; provided, however, that the representations, warranties and covenants of the Company herein are absolute regardless of any such investigation or analysis.

                  3.8 It has had the opportunity to be advised by legal counsel of its own choice in connection with the purchase of the Securities and has either been advised by such counsel or concluded that such advice is not required. It acknowledges that Morrison & Foerster is acting sole y as counsel for the Company in connection therewith.

                  3.9 It acknowledges that the Common Stock issued hereunder, including the shares of Common Stock, if any, issued upon maturity of the Common Stock Rights, shall be endorsed with the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW.

                  The Company need not register a transfer of any of the Securities, unless the condition specified in the foregoing legend is satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Securities unless the condition specified in the foregoing legend is satisfied.

                  3.10 It acknowledges that in no event will all or any portion of the Common Stock Rights acquired by it hereunder be assignable separate from the accompanying share(s) of Common Stock.

                                   ARTICLE IV

                               REGISTRATION RIGHTS

                  4.1 Definitions. As used in this Article IV:

                           (a)  The  term  "Registrable  Securities"  means  the
Common Stock issued hereunder and issuable upon maturity of the Common Stock Rights issued hereunder, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this
Article IV are not assigned; provided, however, that such shares of Common Stock shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

                           (b) The term  "Form  S-311  means such form under the
Act as i-h effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                           (c) The term "Holder"  means CIT and any other person
or entity that acquires any  Registrable  Securities in compliance with Sections
3.9 and 4.6 hereof.

                           (d) The term "Initiating Holders" means any Holder or
Holders of not less than (i) 500,000 shares of Registrable Securities (as adjusted for stock splits, combinations and the like), if measured prior to, the maturity of the Common Stock Rights, or (ii) 1,000,000 shares of Registrable
Securities (as adjusted for stock splits, combinations and the like), if measured after the maturity of the Common Stock Rights.

                           (e) The term "SEC" means the  Securities and Exchange
commission or any successor agency thereto.

                  4.2      Requested Registration.

                           (a) In case the Company shall receive from Initiating
Holders, at any time after the earlier of (i) one hundred eighty (180) days following the first registered public offering of Company's Common Stock, regardless of whether such offering meets the threshold size and per share price levels set forth in Section 1.2 above, and (ii) March 8, 1996, a written request that the Company effect any registration, qualification or compliance with respect to all of the Registrable Securities then held by such Initiating Holders, or any portion thereof the sale of which is reasonably expected to yield gross proceeds to the Initiating Holders of at least $500,000, the Company will:

                     (i) give written notice of the proposed
registration, qualification or compliance to all other Holders within ten (10) days after receipt thereof; and

                                    (ii)  use  its  diligent   best  efforts  to
effect, as soon as practicable, all such registrations, qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all of the Registrable Securities held by such Initiating Holders, together with all of the Registrable Securities of any Holder or Holders who joins in such request in a written request received by the Company within thirty (30) days after such written notice is given; provided, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 4.2:

                                            (A) In any  particular  jurisdiction
in which the--Company would be required to execute a general consent to service of process, to register as a dealer, or to cause any officer or employee of the Company to register as a salesman in effecting such registration, qualification or compliance;

                                            (B) Within one hundred  eighty (180)
days immediately following the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account;

                                            (C) After the Company  has  effected
one (1) such registration pursuant to this Section 4.2;

                                            (D) If the Company  shall furnish to
such Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 4.2 shall be deferred for a period not to exceed one hundred eighty (180) days from the date of receipt of written request from the Initiating Holders; or

                                            (E) If taking any such action  could
result in a registration statement being declared effective within one hundred twenty (120) days of the effective date of any registration statement filed pursuant to Section 7.2 of that certain Preferred Stock Purchase Agreement, dated as of August 4, 1987, by and between the Company, Motion Control, Inc. and the investors named therein (the "Preferred Stock Purchase Agreement").

                  Subject to the foregoing, the Company will use its best efforts to file a registration statement covering the Registrable Securities as soon as practicable after receipt of the request or requests of the Initiating Holders.

                           (b) The  Initiating  Holders  shall  include in their
request made pursuant to this Section 4.2 the name, if any, of the underwriter or underwriters that such Initiating Holders would propose, with the consent of the Company (which consent shall not be unreasonably withheld), to employ in connection with the public offering proposed to be made pursuant to the registration requested, and the Company shall include such information in the written notice referred to in clause (i) of Section 4.2(a). The right of any Holder to registration pursuant to this Section 4.2 shall be conditioned on such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting in the manner set forth above. Notwithstanding any other provision of this Section 4.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting, as determined by the underwriters, shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

                  4.3 Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                           (a)  promptly  give  written  notice of the  proposed
registration, and any related qualification or compliance, to all other Holders; and

                           (b) as soon as practicable,  effect such registration
and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4.3: (i) if the Company is not qualified as a registrant entitled to use Form S-3; (ii) if the Holders propose to sell Registrable Securities at an aggregate sales price to the public of less than $500,000; (iii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance and in which it has not already filed such a consent; (iv) if the Company has effected one such registration pursuant to this Section 4.3 during the preceding twelve (12) months; (v) if the Company has effected a registration on Form S-1 within the preceding one hundred eighty (180) days, or (vi) if the date of such written request occurs more than seven (7) years after the date hereof. Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

                  Registrations effected pursuant to this Section 4.3 shall not be counted as a Request for Registration effected pursuant to Section 4.2 hereof.

                  4.4      Company Registration.

                           (a) If at any time,  or from  time to time,  prior to
the date seven (7) years after the date hereof, the Company shall determine to register any of its securities, either for its own account or for the account of a security holder or holders, other than (i) a registration on Form S-1 or S-8 relating solely to employee benefit plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form which does not include substantially the same information as would be required to be included in a registration statement covering he sale of Registrable Securities, or (ii) a registration pursuant to Sections 4.2 or 4.3 hereof, the company will:

                    (i) promptly give to each Holder written notice thereof; and

                    (ii) include in such registration, and in any underwriting involved therein, all the Registrable securities specified in any written request or requests by any Holder or Holders received by the Company within twenty (20) days after such written notice is given on the same terms and conditions as the Common Stock, if any, otherwise being sold through the underwriter in such registration.

                           (b) If the  registration  of which the Company  gives
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to clause (i) of Section 4.4(a). In such event the right of any Holder to registration pursuant to this Section 4.4 shall be conditioned upon such Holder's participation in such underwriting--and the inclusion of such Holder's Registrable securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

                           (c)  Notwithstanding  any  other  provision  of  this
section 4.4, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the amount of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all of the Holders, in proportion, as nearly as practicable, to the amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No
Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

                           (d)  Notwithstanding  any  other  provision  of  this
Section 4.4, no Holder shall be entitled to include any Registrable Securities in a registration pursuant to this Section 4.4 if and to the extent that such inclusion would reduce the number of shares of Registrable Securities entitled to participate in such registration pursuant to Section 7.2, 7.3 or 7.4 of the Preferred Stock Purchase Agreement. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered pursuant hereto but for the foregoing sentence, and the number of shares of Registrable Securities that may be included in the registration shall be allocated among all of the Holders, in proportion, as nearly as practicable, to the amounts of Registrable Securities held by such Holders at the time of filing the registration statement.

                  4.5 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this
Article IV, including without limitation, all registration, filing and qualification fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, accounting fees and expenses, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however, that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities, or any fees for counsel to the selling shareholders.

                  4.6 Transfer of Registration Rights. The rights to cause the Company to register securities granted by the Company under Sections 4.2, 4.3 and 4.4 hereof may be assigned in writing by any Holder of Registrable Securities to a transferee or assignee of not less than fifty thousand (50,000) shares of the Registrable Securities (as appropriately adjusted from time to time for stock splits and the like); provided, that such transfer may otherwise be effected in accordance with the terms of this Agreement and applicable securities laws; and provided further, that the Company is given written notice by such holder of Registrable Securities at the time of or within a reasonable time after said transfer, stating the name and address of, said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

                  4.7 "Market Stand-off" Agreement. The Holders hereby agree not to sell or otherwise transfer or dispose of any Registrable Securities held by them during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Act; provided that:

                           (a) such agreement shall only apply to the first such
registration statement of the Company including shares of Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

                           (b) such  agreement  shall not apply to any shares of
Registrable Securities that are included in such public offering in accordance with the terms hereof; and

                           (c)  all  executive  officers  and  directors  of the
Company and all other persons with registration rights (whether or not granted pursuant to this Agreement) enter into similar agreements.

                  The Company may impose stop-transfer instructions with respect to the Registrable Securities subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

                                  MISCELLANEOUS

                  5.1 Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally or by facsimile or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

                         (i)      if to the Company, to:

                                  IOMED, Inc.
                                  1290 West 2320 South, Suite A
                                  Salt Lake City, Utah 81119
                                  Attn:  President
                                  with a copy to:
                                  Morrison & Foerster
                                  345 California Street
                                  San Francisco, California 94104
                                  Attn:  Bruce A. Mann, Esq.
                         (ii)     if to CIT, to:

                                  The CIT Group/Venture Capital, Inc.
                                  650 CIT Drive
                                  Livingston, NJ 07039
                                  Attn:  Mr. Colby Collier
                                  with a copy to:
                                  Schulte, Roth & Zabel
                                  900 Third Avenue
                                  New York, NY 10022
                                  Attn:  Marc Weingarten, Esq.

                  5.2 Governing Law. This Agreement shall be governed by the laws of the State of Utah, excluding the conflicts of laws provisions thereof.

                  5.3   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  5.4 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                     IOMED, INC.
                     a Utah corporation


                     By: /s/ Ned M. Weinshenker
                     Ned M. Weinshenker
                     Chief Executive Officer

                     THE CIT GROUP/VENTURE CAPITAL, INC.,
                     a New Jersey corporation


                     By: /s/ Colby W. Collier

                     Name: Colby W. Collier

                     Its: Vice President

                     500,000 shares of Common Stock
                     500,000 Common Stock Rights